Exhibit 23




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-2098) pertaining to the Morrison Health Care, Inc. Salary Deferral Plan of our report dated May 10, 2000, with respect to the financial statements and supplemental schedules of the Morrison Health Care, Inc. Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                                       /s/ Ernst & Young, LLP
Atlanta, Georgia
June 1, 2000